EX-99.d.1.i

AMENDMENT NO. 6 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

THIS EXHIBIT to the Investment Management Agreement dated January 4, 2010 (the “Agreement”) between DELAWARE VIP TRUST® and DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), amended as of the 7th day of April, 2021, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Management Fee Schedule (as a
percentage of average daily net assets)
Fund Name	Effective Date	Annual Rate
Delaware VIP Emerging Markets Series	January 4, 2010	1.25% on first $500 million 1.20% on next $500 million 1.15% on next $1.5 billion 1.10% on assets in excess of $2.5 billion
Delaware VIP Small Cap Value Series	January 4, 2010	0.75% on first $500 million 0.70% on next $500 million 0.65% on next $1.5 billion 0.60% on assets in excess of $2.5 billion
Delaware VIP Fund for Income Series	July 19, 2019	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP Growth Equity Series	July 19, 2019	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP Equity Income Series	July 19, 2019	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP Growth and Income Series	July 19, 2019	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP Opportunity Fund	July 19, 2019	0.75% on first $500 million 0.70% on next $500 million 0.65% on next $1.5 billion 0.60% on assets in excess of $2.5 billion
Delaware VIP Limited Duration Bond Series	July 19, 2019	0.50% on first $500 million 0.475% on next $500 million 0.45% on next $1.5 billion 0.425% on assets in excess of $2.5 billion
Delaware VIP Special Situations Series	July 19, 2019	0.75% on first $500 million 0.70% on next $500 million 0.65% on next $1.5 billion 0.60% on assets in excess of $2.5 billion

Management Fee Schedule (as a
percentage of average daily net assets)
Fund Name	Effective Date	Annual Rate
Delaware VIP International Series	July 19, 2019	0.85% on first $500 million 0.80% on next $500 million 0.75% on next $1.5 billion 0.70% on assets in excess of $2.5 billion
Delaware VIP Total Return Series	July 19, 2019	0.65% on first $500 million 0.60% on next $500 million 0.55% on next $1.5 billion 0.50% on assets in excess of $2.5 billion
Delaware VIP Investment Grade Series	July 19, 2019	0.50% on first $500 million 0.475% on next $500 million 0.45% on next $1.5 billion 0.425% on assets in excess of $2.5 billion

DELAWARE MANAGEMENT COMPANY,		DELAWARE VIP TRUST
A series of Macquarie Investment Management
Business Trust

By:	/s/ David F. Connor	By:	/s/ Shawn K. Lytle
Name:	David F. Connor	Name:	Shawn K. Lytle
Title:	Senior Vice President	Title:	President and Chief Executive Officer